POWER OF ATTORNEY

The undersigned, Kristen L. Gil, hereby authorizes and
designates each of Rupert M. Bondy, Kuai H. Leong and Faraz
A. Choudhry, or any of them, acting singly with full power
of substitution (each, an "attorney-in-fact"), to sign and
file on the undersigned's behalf the Form ID in order to
obtain or manage EDGAR filing codes, and any Forms 3, 4, 5
or 144 (including any amendments thereto) that the
undersigned may be required to file with the Securities and
Exchange Commission as a result of the undersigned's
ownership of or transactions in securities of UnitedHealth
Group Incorporated (the "Company") at any date following
the date hereof. The authority of each attorney-in-fact
under this Power of Attorney will continue until the
undersigned is no longer required to file Forms 3, 4, 5 and
144 with regard to the undersigned's ownership of or
transactions in securities of the Company, unless earlier
revoked in writing. The undersigned hereby revokes all
previous powers of attorney to sign or file on the
undersigned's behalf any Forms 3, 4, 5 or 144 with regard
to Company securities as of the date hereof, except that if
the undersigned has adopted any Rule 10b5-1 trading plan to
transact in Company securities, any powers of attorney the
undersigned may have granted under the plan to sign or file
on the undersigned's behalf any Form 144 shall continue to
be in full force and effect in accordance with the terms of
the plan. The undersigned acknowledges that neither the
Company nor an attorney-in-fact is assuming any of the
undersigned's responsibilities to comply with Section 16 of
the Securities Exchange Act of 1934 or Rule 144 under the
Securities Act of 1933.

December 7, 2022
Kristen L. Gil